Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the 2015 Stock and Annual Incentive Plan of Match Group, Inc. of our report dated October 5, 2015, with respect to the consolidated financial statements of Plentyoffish Media, Inc., included in the final Prospectus of Match Group, Inc. filed with the Securities and Exchange Commission on November 20, 2015 relating to Match Group, Inc.’s Registration Statement, as amended (Form S-1 No. 333-207472).

/s/ Ernst & Young LLP

New York, New York

November 25, 2015